Exhibit 16.1

September 9, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Renovacor, Inc. (formerly known as Chardan Healthcare Acquisition 2 Corp.) under Item 4.01 of its Form 8-K dated September 9, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Renovacor, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP
Marcum LLP